UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2016

Gaming Partners International Corporation

(Exact name of registrant as specified in its charter)

Nevada	0-23588	88-0310433
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3945 West Cheyenne Avenue, North Las Vegas, Nevada	89032
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (702) 384-2425

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 24, 2016, Gaming Partners International Corporation (the "Company") entered into a construction contract with Miller Staunch Construction Co., Inc. (the "Contractor") to expand its Blue Springs, Missouri manufacturing facility. The Blue Springs expansion is expected to be completed before the end of the 2016 third quarter at a fixed price of $2.2 million, subject to any additions or deductions agreed to by the Company and the Contractor. The Company expects to fully fund the construction of the Blue Springs expansion with available cash and cash flow from operations. The Company manufactures playing cards and table layouts at the Blue Springs facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gaming Partners International Corporation

Date: March 1, 2016
	By:	/s/ Gregory S. Gronau
Gregory S. Gronau President and Chief Executive Officer